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                                                                    Exhibit 5








                                  May 31, 2001

Enron Corp.
1400 Smith Street
Houston, Texas 77002

Gentleman:

         As Executive Vice President and General Counsel of Enron Corp., an Oregon corporation ("Enron"), I am familiar with the Registration Statement of Enron on Form S-3 ("The Registration Statement") relating to the proposed sale from time to time by certain securityholders of (i) up to $1,907,698,000 aggregate principal amount at maturity of Enron Zero Coupon Convertible Senior Notes due 2021 (the "Notes") and (ii) an indeterminate number of shares of Enron Common Stock, no par value, issuable upon conversion of the Notes. Initially, the number of shares of Common Stock issuable upon conversion of the Notes is 10,981,664. The Notes are convertible into 5.7565 shares of Common Stock per $1,000 principal amount at maturity, subject to adjustments under certain circumstances. In connection therewith, I have examined, among other things, a copy of the Amended and Restated Articles of Incorporation and Bylaws of Enron, the corporate proceedings taken to date with respect to the authorization, issuance and sale of the Notes and the Common Stock, a copy of the Indenture dated February 7, 2001 (the "Indenture") between Enron and The Chase Manhattan Bank, Trustee, and the forms of certain other agreements entered into by Enron, and I have performed such other investigations as I have considered appropriate as the basis for the opinions expressed herein. Capitalized terms used by not defined herein are used as defined in the Registration Statement.

         Based on the foregoing, I am of the opinion that:

  (1) Enron is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon;

  (2)  The Notes have been validly issued and are binding obligations of Enron;
       and

  (3) The issuance of the Common Stock to be issued by Enron upon conversion of the Notes has been duly authorized, and upon the issuance and delivery thereof as set forth in the terms of the Notes, the Common Stock will be validly issued, fully paid and nonassessable.
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Enron Corp.
May 31, 2001
Page 2


         The opinion set forth above is limited in all respects to the Oregon Business Corporation Act (including the applicable provisions of the Oregon Constitution and the reported judicial decisions interpreting these laws) and federal law of the United States.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the caption "Validity of Securities" in the Prospectus constituting part of the Registration Statement and to the filing of this opinion as an exhibit thereto. By giving such consent I do not admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                               Very truly yours,


                                               /s/ JAMES V. DERRICK, JR.